Rule 424(b)(3)
Registration No. 333-132201

Pricing Supplement dated January 19, 2007
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Fixed Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PB70

Principal Amount (in Specified Currency): $100,000,000
Issue Price: 100%
Trade Date: January 19, 2007
Original Issue Date: January 26, 2007
Stated Maturity Date: January 28, 2010

Interest Rate: 5.375% per annum
Interest Payment Dates: Each January 28 and July 28, commencing
   July 28, 2007

Net Proceeds to Issuer: 100%
Agent's Discount or Commission: 0.0%
Agent: Deutsche Bank Securities Inc.
Agent's Capacity:
	[ ] Agent
	[X] Principal

Day Count Convention:
	[X]  30/360
	[ ]  Actual/360
	[ ]  Actual/Actual

Redemption: The Notes are subject to redemption by TMCC, in whole, at a price equal to 100%, on the Redemption Dates and subject to the notice stated below
Redemption Dates: January 28, 2008 and each Interest Payment Date thereafter
Notice of Redemption: The redemption of the Notes is subject to not less than 10 nor more than 60 days' prior notice

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:




Original Issue Discount:	 No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Specified Currency: U.S. dollars
Minimum Denominations: $10,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated